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Exhibit 99.3

Supplementary Fingerhut Master Trust Data
Series 1998-1

1.	The Total amount distributed during 2002 stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C		— — 1,002.0591666
2.	The amount of such distribution allocable to Certificate Principal stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C		— — 1,000.0000000
3.	The amount of such distribution allocable to Certificate Interest stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ $ $	— — 2.0591666
4.
	The amount of Principal Collections received in the Collection Account during the period February 3, 2002, to February 1, 2003, and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively:	Class A Class B Class C Class D	$ $ $ $	17,197,293.53 2,605,632.00 3,126,799.17 3,126,799.17
5.
	The amount of Finance Charge Collections processed during the period from February 3, 2002, to February 1, 2003, and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates, and the Class D Certificates, respectively:	Class A Class B Class C Class D	$ $ $ $	— — 1,169,611.55 2,192,729.75
6.
Total Receivables in Trust
Aggregate amount of Principal Receivables
Invested Amount
Class A Invested Amount
Class B Invested Amount
Class C Invested Amount
Class D Invested Amount
Floating Allocation Percentage
Class A Floating Allocation Percentage
Class B Floating Allocation Percentage
Class C Floating Allocation Percentage
	Class D Floating Allocation Percentage each as of the end of the day on February 1, 2003.		$ $ $ $ $ $ $	1,370,522,510.97 1,157,491,219.91 122,728,000.00 — — 61,364,000.00 61,364,000.00 0.0000000 0.0000000 0.0000000 0.0000000 0.0000000	% % % % %
7.	The aggregate outstanding balance of Receivables as of the end of the day on February 1, 2003 which are:	Current 30 Days to 59 Days 60 Days to 89 Days 90 Days and Over	$ $ $ $	1,163,478,937.34 75,032,842.76 52,525,745.42 121,763,100.31
8.	The aggregate Investor Default Amount for the period from February 3, 2002, to February 1, 2003.			$1,622,349.35
9.
	The aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs, and Class D Investor Charge-Offs for the period from February 3, 2002, to February 1, 2003.	Class A Class B Class C Class D	$ $ $ $	— — — —
10.	The amount of the Servicing Fee for the period from February 3, 2002, to February 1, 2003.			$188,295.02

11.
	The amount of Reallocated Class A Principal Collections, Reallocated Class B Principal Collections, Reallocated Class C Principal Collections and Reallocated Class D Principal Collections for the period from February 3, 2002, to February 1, 2003.	Class A Class B Class C Class D	$ $ $ $	— — — —
12.	The Aggregate amount of funds in the Excess Funding Account and the Pre-Funding Account at February 1, 2003.			None
13.	Whether a Class C Trigger Event has occurred and if so the Specified Class C Reserve Amount.			None

Supplementary Fingerhut Master Trust Data
Series 1998-2

1.	The Total amount distributed during 2002 stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ $ $	516.2064942 65.1000000 27.3027991
2.	The amount of such distribution allocable to Certificate Principal stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ $ $	455.9274059 — —
3.	The amount of such distribution allocable to Certificate Interest stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ $ $	60.2790883 65.1000000 27.3027991
4.
	The amount of Principal Collections received in the Collection Account during the period February 3, 2002, to February 1, 2003, and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively:	Class A Class B Class C Class D	$ $ $ $	196,433,781.13 29,762,482.45 35,715,444.59 35,715,444.59
5.
	The amount of Finance Charge Collections processed during the period from February 3, 2002, to February 1, 2003, and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates, and the Class D Certificates, respectively:	Class A Class B Class C Class D	$ $ $ $	156,522,330.96 26,575,017.91 31,890,437.25 31,890,437.25
6.
Total Receivables in Trust
Aggregate amount of Principal Receivables
Invested Amount
Class A Invested Amount
Class B Invested Amount
Class C Invested Amount
Class D Invested Amount
Floating Allocation Percentage
Class A Floating Allocation Percentage
Class B Floating Allocation Percentage
Class C Floating Allocation Percentage
	Class D Floating Allocation Percentage each as of the end of the day on February 1, 2003.		$ $ $ $ $ $ $	641,743,541.71 532,361,349.09 398,864,000.00 225,000,000.00 51,136,000.00 61,364,000.00 61,364,000.00 70.6970934 38.0380733 9.6055058 11.5267572 11.5267572	% % % % %
7.	The aggregate outstanding balance of Receivables as of the end of the day on February 1, 2003 which are:	Current 30 Days to 59 Days 60 Days to 89 Days 90 Days and Over	$ $ $ $	479,195,830.27 44,585,458.88 30,832,219.16 87,130,033.40
8.	The aggregate Investor Default Amount for the period from February 3, 2002, to February 1, 2003.			$145,729,794.84
9.
	The aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs, and Class D Investor Charge-Offs for the period from February 3, 2002, to February 1, 2003.	Class A Class B Class C Class D	$ $ $ $	— — — —
10.	The amount of the Servicing Fee for the period from February 3, 2002, to February 1, 2003.			$9,638,301.16

11.
	The amount of Reallocated Class A Principal Collections, Reallocated Class B Principal Collections, Reallocated Class C Principal Collections and Reallocated Class D Principal Collections for the period from February 3, 2002, to February 1, 2003.	Class A Class B Class C Class D	$ $ $ $	— — — —
12.	The Aggregate amount of funds in the Excess Funding Account and the Pre-Funding Account at February 1, 2003.			None
13.	Whether a Class C Trigger Event has occurred and if so the Specified Class C Reserve Amount.			None

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  Exhibit 99.3